Exhibit (d)(9)
FLEXTRONICS INTERNATIONAL LTD.
NOTICE OF GRANT OF STOCK OPTION
2001 EQUITY INCENTIVE PLAN
     This Notice of Grant of Stock Option (the “Notice”) is made and entered into as of the date of grant set forth below (the “Date of Grant”) by and between Flextronics International Ltd., a Singapore corporation (the “Company”), and the participant named below (the “Participant”). Capitalized terms not defined herein shall have the meaning ascribed to them in the Company’s 2001 Equity Incentive Plan, as amended (the “Plan”) and the Share Option Agreement issued to Participant pursuant to the Plan (the “Share Option Agreement”). Participant understands and agrees that this Option is granted subject to and in accordance with the express terms and conditions of the Plan and the Share Option Agreement. Participant further agrees to be bound by the terms and conditions of the Plan and the Share Option Agreement. In the event of a conflict between the Plan, the Share Option Agreement and this Notice, the order of precedence shall be: The Plan, the Share Option Agreement and the Notice.
     I acknowledge and consent that, in connection with this grant, Flextronics may use personal data which I have provided to Flextronics. This personal data may include my name, address or other personal identifying information, as delivered under applicable laws relating to the protection of individuals with regard to the processing of personal data and on the free movement of such data (the “privacy laws”). I further consent to the transfer of such personal data within the Flextronics group of companies for the purposes of the Flextronics stock plan administration program and other purposes relevant to employee benefits and human resources administration. I further consent that Flextronics may, for the same purposes, transfer such personal information to third parties who may be selected to administer such programs on Flextronics’s behalf, and which may be located in the USA or other countries.
     Participant acknowledges receipt of a copy of the official prospectus for the Plan. The Share Option Agreement and Plan Prospectus are available on the Company’s website at http://home.sjc.flextronics.com/options/reference.asp or by request from the Company’s Stock Administration Department. Participant hereby agrees that these documents are deemed to be delivered to Participant.
Option Number:
Participant:
Total Option Shares:
Exercise Price Per Share:
Date of Grant:
Expiration Date:

Type of option and Vesting:	The Option Shares are non-qualified stock options (NQSOs), vesting as provided in the chart below (provided Participant continues to provide services to the Company or to any Parent or Subsidiary of the Company):
Option Share Vesting Table

Number of NQSOs Vesting

25% of shares granted:	Will vest on 1st Anniversary of Grant Date

75% of shares granted:	Will vest in equal increments over XX months beginning the first month after the 1st Anniversary of Grant Date

FLEXTRONICS INTERNATIONAL LTD.
By:

Title:

PARTICIPANT SIGNATURE DATE

FLEXTRONICS INTERNATIONAL LTD.
2001 EQUITY INCENTIVE PLAN
SHARE OPTION AGREEMENT
          1. Grant of Option. Flextronics International Ltd. (the “Company”) hereby grants to Participant an option (this “Option”) to purchase the total number of shares of Ordinary Shares of the Company set forth in the Notice of Grant of Stock Option (the “Notice”) as Total Option Shares (the “Shares”) at the Exercise Price Per Share set forth in the Notice (the “Exercise Price”), subject to all of the terms and conditions of this Agreement, the Notice and the 2001 Equity Incentive Plan (the “Plan”). If designated as an Incentive Stock Option set forth in the Notice, the Option is intended to qualify as an “incentive stock option” (the “ISO”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Capitalized terms not defined herein shall have the meaning ascribed to them in the Plan.
          2. Vesting; Exercise Period.
               2.1 Vesting of Right to Exercise Option. This Option shall be exercisable as indicated in the Notice. Subject to the terms and conditions of the Plan, the Notice and this Agreement, this Option shall vest and become exercisable as to portions of the Shares pursuant to the Vesting Schedule specified in the Notice. If application of the vesting percentage causes a fractional share, such share shall be rounded down to the nearest whole share for each month except for the last month in such vesting period, at the end of which last month this Option shall become vested for the full remainder of the Shares. This Option shall cease to vest upon Participant’s Termination and Participant shall in no event be entitled under this Option to purchase a number of shares of the Company’s Common Stock greater than the Total Option Shares as set forth in the Notice.
               2.2 Expiration. This Option shall expire on the Expiration Date set forth in the Notice and must be exercised, if at all, on or before the earlier of the Expiration Date or the date on which this Option is earlier terminated in accordance with the provisions of Section 3. Provided that, in the event that this Option is assigned with respect to any Shares to a financial institution in accordance with Section 7, then the Option insofar as it relates to the Shares so assigned shall expire at the close of business on the third trading day after the date of such assignment.
          3. Termination.
               3.1 Termination for Any Reason Except Death, Disability or Cause. If Participant is Terminated for any reason except Participant’s death, Disability or Cause, then this Option, to the extent (and only to the extent) that it is vested in accordance with the schedule set forth in the Notice on the Termination Date, may be exercised by the Participant no later than three (3) months after the Termination Date, but in any event no later than the Expiration Date.

               3.2 Termination Because of Death or Disability. If Participant is Terminated because of death or Disability of Participant (or the Participant dies within three (3) months after Termination other than for Cause or because of Disability), then this Option, to the extent that it is vested in accordance with the schedule set forth in the Notice on the Termination Date, may be exercised by Participant (or Participant’s legal representative or authorized assignee) no later than twelve (12) months after the Termination Date, but in any event no later than the Expiration Date. Any exercise after three months after the Termination Date when the Termination is for any reason other than Participant’s death or disability, within the meaning of Code Section 22(e)(3), shall be deemed to be the exercise of a nonqualified stock option.
               3.3 Termination for Cause. If Participant is Terminated for Cause, this Option will expire on the Participant’s Termination Date.
               3.4 No Obligation to Employ. Nothing in the Plan or this Agreement shall confer on Participant any right to continue in the employ of, or other relationship with, the Company or any Parent or Subsidiary of the Company, or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Participant’s employment or other relationship at any time, with or without cause.
          4. Manner of Exercise.
               4.1 Share Option Exercise Agreement. To exercise this Option, Participant (or any assignee of Participant permitted under this Option, or in the case of exercise after Participant’s death, Participant’s executor, administrator, heir or legatee, as the case may be) must deliver to the Company an executed share option exercise agreement in the form attached hereto as Exhibit A, or in such other form as may be approved by the Company from time to time (the “Exercise Agreement”), which shall set forth, inter alia, Participant’s election to exercise this Option, the number of Shares being purchased, any restrictions imposed on the Shares and any representations, warranties and agreements regarding Participant’s investment intent and access to information as may be required by the Company to comply with applicable securities laws. If someone other than Participant exercises this Option, then such person must submit documentation reasonably acceptable to the Company that such person has the right to exercise this Option.
               4.2 Limitations on Exercise. This Option may not be exercised unless such exercise is in compliance with all applicable federal and state securities laws, as they are in effect on the date of exercise. This Option may not be exercised as to fewer than 100 Shares unless it is exercised as to all Shares as to which this Option is then exercisable.
               4.3 Payment. The Exercise Agreement shall be accompanied by full payment of the Exercise Price for the Shares being purchased in cash (by check), or where permitted by law:
(a)	by cancellation of indebtedness of the Company to the Participant;

(b)	by waiver of compensation due or accrued to Participant for services rendered;

(c)	provided that a public market for the Company’s stock exists: (1) through a “same day sale” commitment from Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby Participant irrevocably elects to exercise this Option and to sell a portion of the Shares so purchased to pay for the Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; or (2) through a “margin” commitment from Participant and an NASD Dealer whereby Participant irrevocably elects to exercise this Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

(d)	by any combination of the foregoing.
               4.4 Tax Withholding. Prior to the issuance of the Shares upon exercise of this Option, Participant must pay or provide for any applicable federal or state withholding obligations of the Company. If the Committee permits, and subject to compliance with all applicable laws and regulations, Participant may provide for payment of withholding taxes upon exercise of this Option by requesting that the Company withhold from the Shares to be issued that number of Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld. In such case, the Company shall only issue the net number of Shares to the Participant by deducting the Shares withheld from the Shares issuable upon exercise.
               4.5 Issuance of Shares. Provided that the Exercise Agreement and payment are in form and substance satisfactory to counsel for the Company, the Company shall issue the Shares registered in the name of Participant, Participant’s authorized assignee, or Participant’s legal representative, and shall deliver certificates representing the Shares with the appropriate legends affixed thereto.
          5. Notice of Disqualifying Disposition of ISO Shares. If this Option is an ISO, and if Participant sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (a) the date two (2) years after the Date of Grant, and (b) the date one (1) year after allotment of such Shares to Participant upon exercise of this Option, then Participant shall immediately notify the Company in writing of such disposition. Participant agrees that Participant may be subject to income tax withholding by the Company on the compensation income recognized by Participant from the early disposition by payment in cash or out of the current wages or other compensation payable to Participant.
          6. Compliance with Laws and Regulations. The exercise of this Option and the issuance and allotment of Shares shall be subject to compliance by the Company and Participant with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s Shares may be listed at the time of such issuance or allotment. Participant understands that the Company is under no obligation to register or qualify the Shares with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.
          7. Nontransferability of Option. Except as set forth in Section 9.1 of the Plan, this Option may not be transferred in any manner other than by will or by the laws of descent and distribution and may be exercised during the lifetime of Participant only by Participant. In the event that the Participant assigns this Option (but only with respect to the Shares for which the Option is then exercisable pursuant to Section 2.1) to a financial institution outside the United States and Singapore approved by the Company, the Participant shall upon such assignment deliver to the Company a Notice of Assignment in the form of Exhibit B hereto, upon receipt of which the Company may issue to the Participant a letter confirming the balance number (if any) of the Shares comprised in this Option following such assignment. The terms of this Option shall be binding upon the executors, administrators, successors and assigns of Participant.
          8. Tax Consequences. Set forth below is a brief summary as of the Effective Date of the Plan of some of the federal and California tax consequences of exercise of the Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. PARTICIPANT SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.
               8.1 Exercise of ISO. If the Option qualifies as an ISO, there will be no regular federal or California income tax liability upon the exercise of the Option, although the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price will be treated as a tax preference item for federal alternative minimum tax purposes and may subject the Participant to the alternative minimum tax in the year of exercise.
               8.2 Exercise of Nonqualified Share Option. If the Option does not qualify as an ISO, there may be a regular federal and California income tax liability upon the exercise of the Option. Participant will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price. If Participant is a current or former employee of the Company, the Company may be required to withhold from Participant’s compensation or collect from Participant and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.
               8.3 Disposition of Shares. The following tax consequences may apply upon disposition of the Shares.
                    (a) Incentive Share Options. If the Shares are held for more than twelve (12) months after the date of the allotment of the Shares pursuant to the exercise of an ISO and are disposed of more than two (2) years after the Date of Grant, any gain realized on disposition of the Shares will be treated as long term capital gain for federal and California income tax purposes. If Shares allotted under an ISO are disposed of within the applicable one (1) year or two (2) year period, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price.
                    (b) Nonqualified Share Options. If the Shares are held for more than twelve (12) months after the date of the transfer of the Shares pursuant to the exercise of an NQSO, any gain realized on disposition of the Shares will be treated as long-term capital gain.
                    (c) Withholding. The Company may be required to withhold from the Participant’s compensation or collect from the Participant and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income.
          9. Privileges of Share Ownership. Participant shall not have any of the rights of a shareholder with respect to any Shares until Participant exercises this Option and pays the Exercise Price.
          10. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by Participant or the Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and Participant.
          11. Entire Agreement. The Plan is incorporated herein by reference. This Agreement, the Notice, the Plan and the Exercise Agreement constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior understandings and agreements with respect to such subject matter.
          12. Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Corporate Treasurer of the Company at its principal corporate offices at 2090 Fortune Drive, San Jose, California 95131. Any notice required to be given or delivered to Participant shall be in writing and addressed to Participant at the address indicated above or to such other address as such party may designate in writing from time to time to the Company. All notices shall be deemed to have been given or delivered upon: personal delivery; three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested); one (1) business day after deposit with any return receipt express courier (prepaid); or one (1) business day after transmission by rapifax or telecopier.
          13. Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon Participant and Participant’s heirs, executors, administrators, legal representatives, successors and assigns.
          14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

          15. Acceptance. Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. Participant has read and understands the terms and provisions thereof, and accepts this Option subject to all the terms and conditions of the Plan and this Agreement. Participant acknowledges that there may be adverse tax consequences upon exercise of this Option or disposition of the Shares and that the Company has advised Participant to consult a tax advisor prior to such exercise or disposition.
          IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in duplicate by its duly authorized representative and Participant has executed this Agreement in duplicate as of the Date of Grant.

FLEXTRONICS INTERNATIONAL LTD.	PARTICIPANT

By:

(Signature)

(Please print name)	(Please print name)

(Please print title)

Exhibit A
FLEXTRONICS INTERNATIONAL LTD.
2001 EQUITY INCENTIVE PLAN (the “Plan”)
SHARE OPTION EXERCISE AGREEMENT
I hereby elect to purchase the number of Ordinary Shares of Flextronics International Ltd. (the “Company”) as set forth below:

Participant (and/or assignee):		Number of Shares Purchased:

Social Security Number:		Purchase Price per Share:

Address:		Aggregate Purchase Price:

Date of Option Agreement:

Type of Option:	☐ Incentive Option	Exact Name of Title to Shares:
☐ Nonqualified Option

1. Delivery of Purchase Price. Participant (and/or assignee) hereby delivers to the Company the Aggregate Purchase Price, to the extent permitted in the Notice of Grant of Stock Option (the “Notice”) and the Share Option Agreement (the “Option Agreement”), as follows (check as applicable and complete):
☐	in cash (by check) in the amount of $ , receipt of which is acknowledged by the Company;

☐	by cancellation of indebtedness of the Company to Participant in the amount of $ ;

☐	by the waiver hereby of compensation due or accrued to Participant for services rendered in the amount of $ ;

☐	through a “same-day-sale” commitment, delivered herewith, from Participant and the NASD Dealer named therein, in the amount of $ ; or

☐	through a “margin” commitment, delivered herewith from Participant and the NASD Dealer named therein, in the amount of $ .
2. Market Standoff Agreement. Participant (and/or assignee), if requested by the Company and an underwriter of Ordinary Shares (or other securities) of the Company, agrees not to sell or otherwise transfer or dispose of any Ordinary Shares (or other securities) of the Company held by Participant (and/or assignee) during the period requested by the managing underwriter following the effective date of a registration statement of the Company filed under the Securities Act, provided that all officers and directors of the Company are required to enter into similar agreements. Such agreement shall be in writing in a form satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to the Ordinary Shares (or other securities) subject to the foregoing restriction until the end of such period.
3. Tax Consequences. PARTICIPANT UNDERSTANDS THAT PARTICIPANT (AND/OR ASSIGNEE) MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF PARTICIPANT’S (AND/OR ASSIGNEE’S) PURCHASE OR DISPOSITION OF THE ORDINARY SHARES. PARTICIPANT (AND/OR ASSIGNEE) REPRESENTS THAT PARTICIPANT (AND/OR ASSIGNEE) HAS CONSULTED WITH ANY TAX CONSULTANT(S) PARTICIPANT (AND/OR ASSIGNEE) DEEMS ADVISABLE IN CONNECTION WITH THE PURCHASE OR DISPOSITION OF THE SHARES AND THAT PARTICIPANT (AND/OR ASSIGNEE) IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE.
4. Entire Agreement. The Plan, the Notice and the Option Agreement are incorporated herein by reference. This Exercise Agreement, the Plan, the Notice and the Option Agreement constitute the entire agreement and understanding of the parties and supersede in their entirety all prior understandings and agreements of the Company and Participant with respect to the subject matter hereof, and are governed by California law except for that body of law pertaining to choice of law or conflict of law.

Date:

Signature of Participant (and/or assignee)

Exhibit B
NOTICE OF ASSIGNMENT
(To be signed Only Upon Assignment of Option)
Flextronics International Ltd.
36 Robinson Road #18-01
City House, Singapore 06887
     The undersigned, the holder of an option (the “Option”) to purchase an aggregate of                                          ordinary shares of S$0.01 each (“Option Shares”) in the capital of Flextronics International Ltd. (the “Company”) pursuant to a Share Option Agreement dated                                          and entered into between the undersigned and the Company, hereby gives the Company notice that the undersigned has by an assignment dated                                          (the “Assignment”) assigned absolutely to                                          of                                          (the “Assignee”), the option to subscribe for an aggregate of                                          Option Shares comprised in the Option (the “Assigned Option”).
     The undersigned hereby certifies that, unless the Assignment is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 904 or Rule 144 under the Securities Act and with all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the undersigned hereby further certifies as follows:
     (1) Rule 904 Transfers. If the transfer is being effected in accordance with Rule 904:
          (A) the undersigned is not a distributor of the Assigned Option, an affiliate of the Company or any such distributor or a person acting on behalf of any of the foregoing;
          (B) the Assignment is not made to a person in the United States;
          (C) at the time the buy order was originated, the Assignee was outside the United States or the undersigned and any person acting on his or her behalf reasonably believed that the Assignee was outside the United States;
          (D) no directed selling efforts in contravention of Rule 904(a)(2) have been made in the United States by or on behalf of the undersigned or any affiliate thereof;
          (E) if the undersigned is a dealer in securities or has received a selling concession, fee or other remuneration in respect of the Assignment, and the transfer is to occur during the first year after the Assignment, then the requirements of Rule 904(b)(1) have been satisfied; and
          (F) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

     (2) Rule 144 Transfers. If the transfer is being effected pursuant to Rule 144, the transfer is occurring:
          (A) after a holding period of at least one year (computed in accordance with paragraph (d) of Rule 144) has elapsed since the Assigned Option was last acquired from the Company or from an affiliate of the Company, whichever is later, and is being effected in accordance with the applicable amount, manner of sale and notice requirements of Rule 144; or
          (B) after a holding period of at least two years has elapsed since the Assigned Option was last acquired from the Company or from an affiliate of the Company, whichever is later, and the undersigned is not, and during the preceding three months has not been, an affiliate of the Issuer.
Please check one (1) of the following:

☐	The transfer is being effected in accordance with Rule 904 (Regulation S under the Securities Act).

☐	The transfer is being effected pursuant to Rule 144.
Dated:

(Print name)

Signature